First Quarter Fiscal 2026 Financial Results

2 Forward-Looking Statements This presentation includes certain statements that are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the impact of inflation on the cost of our products as well as on general consumer demand; the effect of raw material and commodity price fluctuations, including the impact of tariffs, and/or raw material, commodity or chassis supply constraints; the impact of war, military conflict, terrorism and/or cyber-attacks, including state-sponsored or ransom attacks; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers; the dependence on a small group of suppliers for certain components used in production, including chassis; interest rates and interest rate fluctuations and their potential impact on the general economy and, specifically, on our independent dealers and consumers and our profitability; the ability to ramp production up or down quickly in response to rapid changes in demand or market share while also managing associated costs, including labor-related costs and production capacity costs; the level and magnitude of warranty and recall claims incurred; the ability of our suppliers to financially support any defects in their products; the financial health of our independent dealers and their ability to successfully manage through various economic conditions; legislative, trade, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers; the costs of compliance with governmental regulation; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory audits or investigations; public perception of and the costs related to environmental, social and governance matters; legal and compliance issues including those that may arise in conjunction with recently completed transactions; the ability to realize anticipated benefits of strategic realignments or other reorganizational actions; the level of consumer confidence and the level of discretionary consumer spending; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to maintain strong brands and develop innovative products that meet consumer demands; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs and related employee benefits to attract and retain production personnel in times of high demand; the loss or reduction of sales to key independent dealers, and stocking level decisions of our independent dealers; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities; increasing costs for freight and transportation; the ability to protect our information technology systems, including confidential and personal information, from data breaches, cyber-attacks and/or network disruptions; asset impairment charges; competition; the impact of losses under repurchase agreements; the impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market, public health and political conditions in the various countries in which our products are produced and/or sold; the impact of adverse weather conditions and/or weather-related events; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt. These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2025. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

3 Together, the THOR family of companies represents the world’s largest manufacturer of recreational vehicles. We offer a comprehensive range of RVs to inspire and empower everyone to Go Everywhere; Stay Anywhere. (1) $ in thousands (2) As compared to the fiscal quarter ended October 31, 2024 Other, net $175,458 7.4% North American Motorized $661,096 27.7% North American Towable $897,090 37.5% European $655,479 27.4% FIRST QUARTER FISCAL 2026 $2.39 billion +11.5%(2) Other, net $133,895 6.3% North American Motorized $505,208 23.6% North American Towable $898,778 41.9% European $604,903 28.2% FIRST QUARTER FISCAL 2025 $2.14 billion THOR CONSOLIDATED NET SALES (1)

4 First Quarter Financial Highlights • North American market share improved for the second consecutive quarter as retail outperformed expectations during the period • Dealer inventory turns remain at an appropriate level heading into the winter months and the level of dealer inventory of the Company’s products is positioned advantageously should a market uptick occur • Gross profit margin expanded 30 basis points despite a challenging environment, highlighting the strategic actions the Company has taken to enhance the sustainable margin profile of the business ($ in thousands) Q1 FY 2026 Q1 FY 2025 Change Net Sales – Segments North American Towable $ 897,090 $ 898,778 (0.2) % North American Motorized 661,096 505,208 30.9 % European 655,479 604,903 8.4 % Other, net 175,458 133,895 31.0 % Total $ 2,389,123 $ 2,142,784 11.5 % Gross Profit Margin % 13.4% 13.1% +30 bps Net Income (Loss) (1) $ 21,669 $ (1,832) n/m Diluted Earnings (Loss) per Share (1) $ 0.41 $ (0.03) n/m Cash Flows Provided by (Used in) Operations $ (44,867) $ 30,740 (246.0) % EBITDA (2) $ 107,540 $ 81,733 31.6 % Adjusted EBITDA (2) $ 131,005 $ 107,782 21.5 % THOR is controlling what we can control and focusing on improving the fundamentals of our business (1) Attributable to THOR Industries, Inc. (2) See the Appendix to this presentation for reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures First Quarter Summary

5 Fiscal 2026 First Quarter Key Drivers • Net sales were flat as a favorable product mix offset a 14.0% decline in unit shipments as we aggressively managed channel inventory entering the winter months • Gross margin improved 80 bps due to lower warranty costs, lower overhead costs achieved with the Heartland realignment, a favorable product mix and reduced promotional expenses, partially offset by higher material costs • Independent dealer inventory of THOR Towable products at October 31, 2025 fell 6.5% year-over-year and decreased 4.2% sequentially as retail was stronger than our planning assumptions North American Towable Segment Q1 FY 2026 Q1 FY 2025 Change Net Sales (1) $ 897,090 $ 898,778 (0.2) % Gross Profit Margin % 13.3% 12.5% +80 bps Wholesale Shipments (2) 25,807 30,018 (14.0) % Average Sales Price $ 34,761 $ 29,941 16.1 % As of 10/31/2025 As of 10/31/2024 Change Backlog (1) $ 656,002 $ 933,051 (29.7) % Dealer Inventory (3) 60,849 65,109 (6.5) % (1) $ in thousands; (2) in units; (3) Independent dealer inventory of THOR products, in units

6 Fiscal 2026 First Quarter Key Drivers • Net sales increased 30.9% compared to the prior-year period as an increase in unit shipments of 32.3% was partially offset by a shift in product mix towards our lower-priced product lines • Gross margin percentage expanded 230 basis points compared to the prior-year period due to volume leverage, reduced promotional activity and lower warranty costs, which more than offset higher material costs • Independent dealer inventory of THOR Motorized products at October 31, 2025 was up 1.0% compared to the prior year, leaving channel inventory in a good position ahead of the selling season Q1 FY 2026 Q1 FY 2025 Change Net Sales (1) $ 661,096 $ 505,208 30.9 % Gross Profit Margin % 10.8% 8.5% +230 bps Wholesale Shipments (2) 4,950 3,741 32.3 % Average Sales Price $ 133,555 $ 135,046 (1.1) % As of 10/31/2025 As of 10/31/2024 Change Backlog (1) $ 1,276,523 $ 963,141 32.5 % Dealer Inventory (3) 10,010 9,909 1.0 % North American Motorized Segment (1) $ in thousands; (2) in units; (3) Independent dealer inventory of THOR products, in units

7 Fiscal 2026 First Quarter Key Drivers • Net sales increased 8.4% driven by a 1.0% increase in unit shipments and a 7.4% increase in the overall price per unit, which benefitted from an increase in foreign exchange rates • Gross margin decreased 340 bps compared to Q1 FY25 driven by a higher mix of lower-margin, special-edition motorcaravan products as well as increased promotional activity and warranty costs • We believe the dealer inventory levels of our European motorcaravan and campervan products are generally situated at an appropriate level relative to how we see the market playing out, while urban vehicle and towable inventory remains slightly elevated, but improving Q1 FY 2026 Q1 FY 2025 Change Net Sales (1) $ 655,479 $ 604,903 8.4 % Gross Profit Margin % 11.9% 15.3% (340) bps Wholesale Shipments (2) 8,723 8,635 1.0 % Average Sales Price $ 75,144 $ 70,052 7.3 % As of 10/31/2025 As of 10/31/2024 Change Backlog (1) $ 1,930,463 $ 2,043,636 (5.5) % Dealer Inventory (3) 22,875 25,363 (9.8) % European Segment (1) $ in thousands; (2) in units; (3) Independent dealer inventory of THOR products, in units

8 ($ in thousands) As of October 31, 2025 As of October 31, 2024 Cash and Cash Equivalents $ 509,878 $ 445,222 Availability under Revolving Credit Facility 930,000 865,000 Total Liquidity $ 1,439,878 $ 1,310,222 Outstanding Debt (1) $ 926,064 $ 1,091,397 Leverage Ratios (2) As of October 31, 2025 As of October 31, 2024 Net Debt / TTM EBITDA 0.6 x 1.0 x Net Debt / TTM Adjusted EBITDA 0.6 x 1.0 x Cash Flow Generation Q1 FY 2026 Q1 FY 2025 Cash Flows Provided by (Used in) Operations $ (44,867) $ 30,740 (1) Total gross debt obligations inclusive of the current portion of long-term debt (2) See the Appendix to this presentation for reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures Liquidity and low leverage ratio position THOR to seize upon opportunities in both North America and Europe

9 Capital Management PRIORITIES AND FISCAL 2026 ACTIONS Invest in THOR’s business ▪ Capex investment of $31.6 million during Q1 FY26 Pay THOR's dividend ▪ Increased regular quarterly dividend to $0.52 in October 2025 ▪ Represents 16th consecutive year of dividend increases Reduce the Company's debt obligations ▪ Net payments on total debt of $11.2 million during Q1 FY26 ▪ Subsequent to October 31, 2025, the Company made a payment of approximately $46.3 million against the principal balance of its Euro term loan ▪ Committed to long-term net debt leverage ratio target of 1.0x Repurchase shares on a strategic and opportunistic basis ▪ Repurchased 50,235 shares, totaling approximately $5.0 million, during Q1 FY26 ▪ $374.3 million available to be repurchased under current authorization as of October 31, 2025 Support opportunistic strategic investments ▪ Liquidity and history of strong cash flow generation favorably position THOR to seize upon opportunities in both North America and Europe (1) (1) Our Board currently intends to continue regular quarterly cash dividend payments in the future, subject to certain conditions discussed in the Liquidity and Capital Resources section of Item 2: Management’s Discussion and Analysis in the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2025

10 Key Takeaways from Q1 FY 2026 We are controlling what we can control and remain focused on streamlining the business so that we can navigate any continued weakness in the market but still be positioned to ramp up when demand rebounds Market share is improving and year-to-date retail trends are running ahead of what is embedded in our planning assumptions Initial results of our strategic initiatives within the Towable segment have been positive, while the execution of our plan within the Motorized segment is also yielding encouraging results. In Europe, our view for full-year profitability is essentially unchanged from our initial projections We are pleased with the start of our fiscal year but are cognizant that we are operating in a volatile macroeconomic environment where the consumer is pressured. We will update our outlook when we report second quarter results once we have more information to interpret

11 Fiscal Year 2026 Guidance (1) (1) Our Fiscal Year 2026 runs from August 1, 2025 through July 31, 2026 (2) Before consideration of any discrete tax items Consolidated Net Sales $9.0B – $9.5B Gross Margin Stable at Midpoint Assumptions ▪ Wholesale and retail volumes are roughly balanced ▪ Low- to mid-single-digit retail decline in the North American market with stable market share ▪ Average selling prices flat to moderately higher as intra- category mix changes partially offset model-specific price increases ▪ A steady European market ▪ Stable gross margin at midpoint, with upside in a stronger market ▪ Return to a normalized tax rate (2) ▪ Does not assume a meaningful financial impact related to the Heartland realignment, Keystone model refresh or other restructuring initiatives ▪ Cadence of earnings will look similar to fiscal 2025 amidst uncertain macroeconomic backdrop Diluted Earnings Per Share $3.75 – $4.25

12 Appendix

Quarterly EBITDA & Adjusted EBITDA Reconciliations

THOR Consolidated

($ in thousands)	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	TTM
	TTM Fiscal Quarters					
Net Income (Loss) (GAAP)	**$ (873)**	**$ (3,089)**	**$ 133,928**	**$ 126,625**	**$ 23,169**	**$ 280,633**
Add Back:						
Interest Expense, Net	15,228	11,950	11,205	10,058	9,017	42,230
Income Tax Provision (Benefit)	(283)	1,489	21,652	16,742	9,319	49,202
Depreciation and Amortization of Intangible Assets	67,661	65,994	66,173	71,379	66,035	269,581
EBITDA (Non-GAAP)	**$ 81,733**	**$ 76,344**	**$ 232,958**	**$ 224,804**	**$ 107,540**	**$ 641,646**
Add Back:						
Stock-Based Compensation Expense	10,537	8,073	8,188	4,074	10,950	31,285
Change in LIFO Reserve, net	—	(1,500)	(1,400)	3,602	—	702
Non-Cash Foreign Currency Loss (Gain)	3,392	1,254	2,665	1,944	3,510	9,373
Investment-Related Loss (Gain)	2,642	2,635	137	(470)	425	2,727
Weather-Related Loss (Gain)	—	—	(1,500)	(12,153)	—	(13,653)
Strategic Initiatives	15,459	—	12,722	15,020	15,050	42,792
Other Loss (Gain), Including Sales of PP&E	(5,981)	209	1,053	(27,315)	(6,470)	(32,523)
Adjusted EBITDA (Non-GAAP)	**$ 107,782**	**$ 87,015**	**$ 254,823**	**$ 209,506**	**$ 131,005**	**$ 682,349**
Net Sales	$ 2,142,784	$ 2,018,107	$ 2,894,816	$ 2,523,783	$ 2,389,123	$ 9,825,829
Adjusted EBITDA Margin (%)	**5.0 %**	**4.3 %**	**8.8 %**	**8.3 %**	**5.5 %**	**6.9 %**
Total Long-Term Debt as of October 31, 2025 (1)						**$ 926,064**
Less: Cash and Cash Equivalents						**509,878**
Net Debt						**$ 416,186**
Net Debt / TTM EBITDA						**0.6 x**
Net Debt / TTM Adjusted EBITDA						**0.6 x**

(1) Total debt obligations as of October 31, 2025 inclusive of the current portion of long-term debt.

EBITDA and Adjusted EBITDA are non-GAAP performance measures included to illustrate and improve comparability of the Company's results from period to period, particularly in periods with unusual or one-time items. EBITDA is defined as net income (loss) before net interest expense (income), income tax provision (benefit) and depreciation and amortization. Adjusted EBITDA reflects adjustments to EBITDA to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods. The Company considers these non-GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

THOR

13

Quarterly EBITDA Reconciliations

By Segment

TTM Fiscal Quarters

	($ in thousands)	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	TTM
Towable	**Net Income (Loss) (GAAP)**	**$ 46,821**	**$ 28,152**	**$ 97,587**	**$ 74,452**	**$ 46,471**	**$ 246,662**
	Add Back:						
	Interest Expense (Income), Net	(3)	(3)	(3)	(2)	(3)	(11)
	Income Tax Provision (Benefit)	—	—	—	—	—	—
	Depreciation and Amortization of Intangible Assets	13,094	13,155	13,207	13,206	12,118	51,686
	EBITDA (Non-GAAP)	**$ 59,912**	**$ 41,304**	**$ 110,791**	**$ 87,656**	**$ 58,586**	**$ 298,337**
	Net Sales	**$ 898,778**	**$ 828,266**	**$ 1,168,878**	**$ 888,744**	**$ 897,090**	**$ 3,782,978**
	EBITDA Margin %	**6.7%**	**5.0%**	**9.5%**	**9.9%**	**6.5%**	**7.9%**
Motorized	**Net Income (Loss) (GAAP)**	**$ 9,081**	**$ 4,298**	**$ 32,883**	**$ 39,081**	**$ 33,149**	**$ 109,411**
	Add Back:						
	Interest Expense (Income), Net	(3)	(3)	(1)	(1)	(1)	(6)
	Income Tax Provision (Benefit)	—	—	—	—	—	—
	Depreciation and Amortization of Intangible Assets	8,656	8,621	8,400	8,442	8,002	33,465
	EBITDA (Non-GAAP)	**$ 17,734**	**$ 12,916**	**$ 41,282**	**$ 47,522**	**$ 41,150**	**$ 142,870**
	Net Sales	**$ 505,208**	**$ 446,298**	**$ 666,686**	**$ 557,412**	**$ 661,096**	**$ 2,331,492**
	EBITDA Margin %	**3.5%**	**2.9%**	**6.2%**	**8.5%**	**6.2%**	**6.1%**
European	**Net Income (Loss) (GAAP)**	**$ 7,194**	**$ 7,890**	**$ 45,057**	**$ 59,040**	**$ (13,822)**	**$ 98,165**
	Add Back:						
	Interest Expense (Income), Net	1,329	336	508	18	557	1,419
	Income Tax Provision (Benefit)	(6,017)	(5,680)	1,242	(7,092)	(12,816)	(24,346)
	Depreciation and Amortization of Intangible Assets	32,241	30,327	30,906	35,960	33,147	130,340
	EBITDA (Non-GAAP)	**$ 34,747**	**$ 32,873**	**$ 77,713**	**$ 87,926**	**$ 7,066**	**$ 205,578**
	Net Sales	**$ 604,903**	**$ 612,465**	**$ 883,542**	**$ 923,051**	**$ 655,479**	**$ 3,074,537**
	EBITDA Margin %	**5.7%**	**5.4%**	**8.8%**	**9.5%**	**1.1%**	**6.7%**

EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of the Company's results from period to period. EBITDA is defined as net income (loss) before net interest expense (income), income tax provision (benefit) and depreciation and amortization. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

THOR

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15 EUROPEAN SEGMENT NORTH AMERICAN MOTORIZED SEGMENT NORTH AMERICAN TOWABLE SEGMENT We consist of a trusted family of brands that are loved by RV consumers

THOR – The Global RV Industry Leader

	NORTH AMERICAN [2]					EUROPEAN [3]
	Travel Trailers	Fifth Wheels	Class A	Class C	Class B	All RV Categories
CATEGORY						
MARKET SHARE [1]	39.4%	37.5%	49.3%	49.8%	42.2%	24.2%
MARKET POSITION [1]	#2	#1	#1	#1	#1	#2

(1) All retail information presented is for the CYTD September 30, 2025.

(2) North American retail data is reported by Statistical Surveys, Inc. and is based on official state and provincial records. This information is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various states or provinces.

(3) European retail data is reported by the Caravaning Industry Association e.V. ("CIVD") and the European Caravan Federation ("ECF"). This information is subject to adjustment, continuously updated and is often impacted by delays in reporting by various countries (some countries, including the United Kingdom, do not report OEM-specific data and are thus excluded from the market share calculation).

THOR

16

RV Industry Overview

North America

RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

Calendar YTD Shipments *(Units)*			
Sept. 2025	**Sept. 2024**	**Unit Change**	**% Change**
267,234	256,412	10,822	+4.2%


353.5
237.0
165.6
242.3
252.4
285.7
321.1
356.7
374.2
430.7
504.6
483.7
406.1
430.4
600.2
493.3
313.2
333.7
339.7
349.0
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025 (e)
2026 (e)

TOWABLE RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

Calendar YTD Shipments *(Units)*			
Sept. 2025	**Sept. 2024**	**Unit Change**	**% Change**
239,635	229,491	10,144	+4.4%


298.1
208.6
152.4
217.1
227.6
257.6
282.8
312.8
326.9
376.0
442.0
426.1
359.4
389.6
544.0
434.9
267.3
298.8
304.0
311.9
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025 (e)
2026 (e)

MOTORIZED RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

Calendar YTD Shipments *(Units)*			
Sept. 2025	**Sept. 2024**	**Unit Change**	**% Change**
27,599	26,921	678	+2.5%


55.4
28.4
13.2
25.2
24.8
28.2
38.3
44.0
47.3
54.7
62.6
57.6
46.6
40.8
56.2
58.4
45.9
34.9
35.7
37.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025 (e)
2026 (e)

THOR

Historical Data: Recreation Vehicle Industry Association (RVIA)
(e) Calendar years 2025 and 2026 represent the most recent RVIA "most likely" estimates from their December 2025 issue of Roadsigns
Estimated totals may not add due to rounding

17

18 NORTH AMERICAN RV RETAIL MARKET SHARE (1) RV Retail Registrations (1) CCS Index (2) 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 0 100,000 200,000 300,000 400,000 500,000 600,000 0 25 50 75 100 125 150 (1) Source: Statistical Surveys, Inc., U.S. and Canada; CYTD September 30, 2025 and 2024 (2) Source: The Conference Board, Consumer Confidence Survey®, through September 2025 CONSUMER CONFIDENCE VS. RV RETAIL REGISTRATIONS (1)(2) TOWABLE Nine Months Ended September 30, 2025 2024 Units Share % Units Share % THOR Industries 98,896 38.2% 99,946 38.6 % Forest River 97,944 37.9% 97,065 37.5 % Grand Design 21,760 8.4% 22,177 8.6 % Brinkley 6,114 2.4% 3,598 1.4 % Alliance 5,599 2.2% 4,201 1.6 % All Others 28,335 10.9% 32,139 12.3 % Industry Total 258,648 259,126 MOTORIZED Nine Months Ended September 30, 2025 2024 Units Share % Units Share % THOR Industries 14,334 47.9% 15,235 47.5 % Forest River 6,121 20.4% 6,067 18.9 % Winnebago 4,472 14.9% 5,366 16.7 % REV Group 1,948 6.5% 2,256 7.0 % Grand Design 419 1.4% 2 — % All Others 2,640 8.9% 3,181 9.9 % Industry Total 29,934 32,107 North America RV Industry Overview

RV Industry Overview

Europe

FULL-YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT *(UNITS 000's)* (1) (2)


208
366
2007
189
289
2008
154
206
2009
150
228
2010
156
247
2011
147
264
2012
137
304
2013
140
333
2014
152
376
2015
168
416
2016
190
471
2017
202
495
2018
211
465
2019
236
522
2020
261
572
2021
219
449
2022
210
382
2023
221
356
2024
Europe
North America

EUROPEAN RV RETAIL MARKET SHARE (2) (3)

MOTORCARAVANS & CAMPERVANS	Nine Months Ended September 30, 2025		2024	
	Units	Share %	Units	Share %
Trigano	31,566	27.4 %	29,334	25.4 %
Erwin Hymer Group	**30,232**	**26.3 %**	**29,013**	**25.1 %**
Knaus Tabbert	10,969	9.5 %	11,693	10.1 %
Hobby	1,346	1.2 %	1,013	0.9 %
All Others (3)	40,899	35.6 %	44,603	38.5 %
Industry Total	115,012		115,656	

CARAVANS	Nine Months Ended September 30, 2025		2024	
	Units	Share %	Units	Share %
Hobby	12,685	35.7 %	13,776	35.4 %
Knaus Tabbert	8,042	22.6 %	8,477	21.8 %
Erwin Hymer Group	**6,128**	**17.2 %**	**7,111**	**18.3 %**
Trigano	5,330	15.0 %	6,044	15.5 %
All Others	3,352	9.5 %	3,504	9.0 %
Industry Total	35,537		38,912	

Note: Industry and Company retail registration statistics have been compiled from individual countries' reporting of retail sales and include the following countries: Germany, France, Sweden, Netherlands, Norway, Italy, Spain and others, collectively the "OEM Reporting Countries." The "Non-OEM Reporting Countries" are primarily the United Kingdom, which made up 15.9% and 10.0% of the caravan and motorcaravan (including campervans) European retail market for the nine months ended September 30, 2025, respectively, and others. Total European registrations are reported quarterly by the ECF. Data from the ECF is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various countries. The "Non-OEM Reporting Countries" either do not report OEM-specific data to the ECF or do not have it available for the entire time period covered. Market share percentages are calculated based solely upon the available registration statistics from the "OEM Reporting Countries."

(1) Source: Statistical Surveys; North American retail registration data available at www.statisticalsurveys.com

(2) Source: European Caravan Federation; CYTD September 30, 2025 and 2024; European retail registration data available at www.CIVD.de

(3) "All Others" in Motorcaravans and Campervans includes units produced by major European Vehicle OEMs (Volkswagen, Mercedes-Benz and Ford), which combined represent approximately 10.8% and 14.9% of Motorcaravans & Campervans retailed in the nine months ended September 30, 2025 and 2024, respectively

THOR

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20 Additional Metrics $3,939,828 $3,862,988 $933,051 $656,002 $963,141 $1,276,523 $2,043,636 $1,930,463 NA Towables NA Motorized European 10/31/24 10/31/25 122,300 83,800 75,000 70,900 Inventory Units 10/31/22 10/31/23 10/31/24 10/31/25 NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS RV BACKLOG OF $3.86 billion (2.0)% (1) (1) As compared to October 31, 2024 (2) Comparable independent dealer inventory unit information was not available prior to July 31, 2023 21,900 25,400 22,900 Inventory Units 10/31/23 10/31/24 10/31/25 EUROPEAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS (2) ($ in thousands)

www.thorindustries.com THOR INVESTOR RELATIONS CONTACT: Seth Woolf Head of Corporate Development & Investor Relations swoolf@thorindustries.com (574) 294-7718